UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 8, 2021

Valaris Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Claredon House, 2 Church Street
Hamilton, Bermuda HM 11
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value share	VAL	New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2021, the Board of Directors (the “Board”) of Valaris Limited (the “Company”) appointed Anton Dibowitz as President and Chief Executive Officer of the Company, effective immediately. Mr. Dibowitz has served as the Company’s interim President and Chief Executive Officer since September 3, 2021. Prior to joining the Board in July 2021, Mr. Dibowitz, age 49, served as an advisor of Seadrill Limited from November 2020 until March 2021. He also previously served as the Chief Executive Officer of Seadrill Limited from July 2017 until October 2020. Mr. Dibowitz served as Executive Vice President of Seadrill Management Ltd. from June 2016 until July 2017, and as Chief Commercial Officer from January 2013 until June 2016. Mr. Dibowitz has over 20 years of drilling industry experience. Prior to joining Seadrill, Mr. Dibowitz held various positions within tax, process reengineering and marketing at Transocean Ltd. and Ernst & Young LLP. He is a Certified Public Accountant and a graduate of the University of Texas at Austin where he received a Bachelor’s degree in Business Administration, and Master’s degrees in Professional Accounting (MPA) and Business Administration (MBA). Mr. Dibowitz has no familial relationships with any director or other executive officer of the Company.

In connection with his appointment, the Company, Ensco Corporate Resources LLC and Mr. Dibowitz entered into an employment agreement dated December 8, 2021 (the “Employment Agreement”). Under the Employment Agreement, Mr. Dibowitz will receive an annual base salary of $950,000 and, effective as of January 1, 2022, a target annual bonus of 115% of base salary. In the event that Mr. Dibowitz is terminated without Cause or resigns for Good Reason (each as defined in the Employment Agreement), subject to execution of a customary release, he will be entitled to, among other things: (i) a lump sum cash payment equal to two times the sum of his base salary and target annual bonus, (ii) a pro-rated target annual bonus for the year of termination, and (iii) 18 months of subsidized COBRA coverage. The Employment Agreement also includes customary confidentiality, non-competition, non-solicitation, non-disparagement, and invention assignment covenants. On December 8, 2021, Mr. Dibowitz was also granted (A) an award of 103,304 time-based restricted stock units that vest in three equal annual installments on July 19, 2022, July 19, 2023 and July 19, 2024, with settlement of all such RSUs deferred until the final vesting date, and (B) a target award of 486,951 performance share units that may be earned at 0 to 150% of the target award based on the achievement of $45, $55 and $75 share price hurdles held for at least 90 consecutive trading days (70% of the grant), achievement of relative ROCE targets (20% of the grant) and the achievement of certain strategic team goals (10% of the grant), with settlement to occur in July 2024 following completion of the performance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris Limited

December 9, 2021	/s/ DARIN GIBBINS
Darin Gibbins
Interim Chief Financial Officer and VP — Investor Relations & Treasurer